Exhibit 21
Subsidiaries of Encore Capital Group, Inc.
As of December 31, 2024

Name	Jurisdiction of Incorporation or Formation
Asset Acceptance Capital LLC	Delaware
Asset Acceptance, LLC	Delaware
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia
Atlantic Credit & Finance Special Finance Unit III, LLC	Virginia
Atlantic Credit & Finance, Inc.	Virginia
Cabot Asset Purchases (Ireland) Limited	Ireland
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial France S.A.S.	France
Cabot Financial Spain SAU	Spain
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom
Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot L1 Luxembourg S.à r.l.	Luxembourg
Cabot Portugal, Unipessoal LDA	Portugal
Cabot Securitisation Europe Limited	Ireland
Cabot Securitisation Topco Limited	United Kingdom
Cabot Securitisation UK Holdings Limited	United Kingdom
Cabot Securitisation UK Limited	United Kingdom
Cabot UK Holdco Limited	United Kingdom
Dessetec Desarrollo de Sistemas, S.A. de C.V.	Mexico
Encore Capital Group Singapore Pte. Ltd.	Singapore
Encore Capital Group UK Limited	United Kingdom
Encore Europe Holdings S.à r.l.	Luxembourg
Encore Holdings Luxembourg S.à r.l.	Luxembourg
Encore Luxembourg Mexico S.à r.l.	Luxembourg
Encoremex Holdings S. de R.L. de C.V.	Mexico
Grimball Business S.L.	Spain
LSF7 Silverstone S.à r.l.	Luxembourg
MCM Midland Management Costa Rica, S.R.L.	Costa Rica
Midland Credit Management India Private Limited	India

Name	Jurisdiction of Incorporation or Formation
Midland Credit Management Puerto Rico, LLC	Puerto Rico
Midland Credit Management, Inc.	Kansas
Midland Funding LLC	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services LLC	Delaware
Mortimer Clarke Solicitors Limited	United Kingdom
PPO RC Holdco LLC	Delaware
PPO RC SPV LLC	Delaware
Propiedades Residenciales SL	Spain
Wescot Acquisitions Limited	United Kingdom
Wescot Credit Services Limited	United Kingdom
Wescot Topco Limited	United Kingdom

The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.